Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2011 in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-177165) and related Prospectus of XOMA Corporation dated December 16, 2011.

/s/ Ernst & Young LLP

San Francisco, California
January 3, 2012